UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

MAY 23, 2013

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

AMAZON.COM, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-22513	91-1646860
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

410 TERRY AVENUE NORTH, SEATTLE, WASHINGTON 98109-5210

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(206) 266-1000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 23, 2013, Amazon.com, Inc. held its Annual Meeting of Shareholders.

The following nominees were elected as directors, each to hold office until the next Annual Meeting of Shareholders or until his or her successor is elected and qualified, by the vote set forth below:

Nominee	For	Against	Abstain	Broker Non-Votes
Jeffrey P. Bezos	364,689,105	6,851,622	2,076,240	35,181,553
Tom A. Alberg	369,476,896	3,227,386	912,685	35,181,553
John Seely Brown	371,727,048	866,581	1,023,338	35,181,553
William B. Gordon	367,014,967	5,581,371	1,020,629	35,181,553
Jamie S. Gorelick	370,892,991	1,712,122	1,011,854	35,181,553
Alain Monié	371,243,765	1,355,298	1,017,904	35,181,553
Jonathan J. Rubinstein	368,320,748	4,275,829	1,020,390	35,181,553
Thomas O. Ryder	348,598,153	23,997,051	1,021,763	35,181,553
Patricia Q. Stonesifer	366,820,152	5,845,912	950,903	35,181,553

The appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2013 was ratified by the vote set forth below:

For	Against	Abstain	Broker Non-Votes
405,070,004	2,724,296	1,004,220	—

A shareholder proposal regarding a report concerning corporate political contributions was not approved, as set forth below:

For	Against	Abstain	Broker Non-Votes
87,826,160	245,084,270	40,706,127	35,181,963

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAZON.COM, INC. (REGISTRANT)

By:	/s/ David A. Zapolsky
David A. Zapolsky
Vice President

Dated: May 24, 2013